UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

QTS REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Information Regarding Voting

In connection with the Company’s annual meeting of stockholders which will be held as a virtual-only meeting that stockholders may access remotely via live audio webcast on Wednesday, May 6, 2020, at 8:00 a.m. Eastern Time, MacKenzie Partners, Inc. will assist the Company with the solicitation of proxies and will provide informational support and analysis for a fee not to exceed $15,000 and reimbursement of its reasonable expenses in connection with the solicitation of proxies.

The Company’s board of directors continues to recommend that stockholders vote:

•                                          “FOR” ALL of the Company’s experienced and highly qualified directors: Chad L. Williams, John W. Barter, William O. Grabe, Catherine R. Kinney, Peter A. Marino, Scott D. Miller, Mazen Rawashdeh, Wayne M. Rehberger, Philip P. Trahanas and Stephen E. Westhead;

•                                          “FOR” approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement; and

•                                          “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Your vote is important. The Company appreciates your support.

If you have any questions about how to vote your shares or need additional assistance, please contact, MacKenzie Partners, Inc., the Company’s proxy solicitor, as follows:

MacKenzie Partners, Inc.

1407 Broadway

27th Floor

New York, NY 10018

Toll-free at (800) 322-2885

E-mail at proxy@mackenziepartners.com